                                   EXHIBIT 12

                Computation of Ratio of Earnings to Fixed Charges
                         J.P. Morgan & Co. Incorporated
                                  Consolidated

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                                                                   Nine Months
  Dollars in millions                                                     2000
------------------------------------------------------------------------------


  Earnings:
    Net income                                                         $ 1 684
    Add: income taxes                                                      829
    Less: equity in undistributed income
      of all affiliates accounted for by
      the equity method                                                     84
    Add: fixed charges, excluding interest
      on deposits                                                        6 859
------------------------------------------------------------------------------
  Earnings available for fixed charges,
    excluding interest on deposits                                       9 288
  Add: interest on deposits                                              1 614
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  Earnings available for fixed charges,
    including interest on deposits                                      10 902
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Fixed charges:
  Interest expense, excluding interest on
    deposits                                                             6 833
  Interest factor in net rental expense                                     26
------------------------------------------------------------------------------
  Total fixed charges, excluding interest
    on deposits                                                          6 859
  Add: interest on deposits                                              1 614
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Total fixed charges, including interest
    on deposits                                                          8 473
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Ratio of earnings to fixed charges:
  Excluding interest on deposits                                          1.35
  Including interest on deposits                                          1.29
------------------------------------------------------------------------------

                                   EXHIBIT 12

 Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock
                                   Dividends
                         J.P. Morgan & Co. Incorporated
                                  Consolidated

--------------------------------------------------------------------------------

Dollars in millions                                                  Nine Months
                                                                         2000
--------------------------------------------------------------------------------

Earnings:
  Net income                                                             $ 1 684
  Add: income taxes                                                          829
  Less: equity in undistributed income
    of all affiliates accounted for by
    the equity method                                                         84
  Add: fixed charges, excluding interest
    on deposits, and preferred stock
    dividends                                                              6 903
--------------------------------------------------------------------------------
  Earnings available for fixed charges,
    excluding interest on deposits                                         9 332
  Add: interest on deposits                                                1 614
--------------------------------------------------------------------------------
  Earnings available for fixed charges,
    including interest on deposits                                        10 946
--------------------------------------------------------------------------------
Fixed charges:
 Interest expense, excluding interest on
   deposits                                                                6 833
 Interest factor in net rental expense                                        26
 Preferred stock dividends                                                    44
--------------------------------------------------------------------------------
Total fixed charges, excluding interest
    on deposits                                                            6 903
  Add: interest on deposits                                                1 614
--------------------------------------------------------------------------------
Total fixed charges, including interest
    on deposits                                                            8 517
--------------------------------------------------------------------------------
Ratio of earnings to fixed charges:
  Excluding interest on deposits                                            1.35
  Including interest on deposits                                            1.29
--------------------------------------------------------------------------------